EXHIBIT 4.198
SIG ASSET HOLDINGS LIMITED
as Pledgor
and
WILMINGTON TRUST (LONDON) LIMITED
as Collateral Agent
and
OTHERS

CONFIRMATION AND AMENDMENT AGREEMENT
(Bestätigungs- und Änderungsvertrag)
relating to an account pledge agreement entered in connection with a
USD 1,155,000,000 and EUR 330,000,000 multi-currency term and revolving credit agreement dated 5 November 2009 and a senior secured note indenture in respect of senior secured notes due 2016 in the aggregate principal amount of USD 1,125,000,000 dated 5
November 2009

The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Credit Document (as defined in Clause 1 of this document) in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Credit Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee.

This CONFIRMATION AND AMENDMENT AGREEMENT (the “Agreement”) is made on 4 May 2010
BETWEEN:
(1)	SIG ASSET HOLDINGS LIMITED, a non-cellular company limited by shares, incorporated in Guernsey with registered number 28883 and whose registered office is, at the date of this Agreement at Heritage Hall, Le Marchant Street, St Peter Port, Guernsey GY1 4EL (the “Pledgor”);

(2)	WILMINGTON TRUST (LONDON) LIMITED, a private limited company whose registered number is 05650152 and whose registered office address as at the date of this Agreement is at Fifth Floor, 6 Broad Street Place, London EC2M 7JH, United Kingdom, in its capacity as collateral agent under the First Lien Intercreditor Agreement (as defined below) (the “Collateral Agent”); and

(3)	the institutions, listed in Schedule 1 (List of financial institutions) hereto in their capacity as lenders, issuing banks, hedge counterparties, administrative agent, local facility providers, cash management banks under the Amended Credit Agreement (as defined below) and indenture trustee under the Senior Secured Note Indenture (as defined below);
the parties named in (2) and (3) are hereinafter referred to as the “Current Pledgees”.
WHEREAS:
(A)	Pursuant to a USD 1,155,000,000 and EUR 330,000,000 multi-currency term and revolving credit agreement dated 5 November 2009 (as amended by an amendment agreement dated 21 January 2010) between, inter alia, the parties listed in Part 1 of Schedule 2 hereto as current borrowers (the “Current Borrowers”), the parties listed in Part 2 of 0Schedule 2 hereto as current guarantors (the “Current Guarantors”), Credit Suisse AG, Cayman Island branch (formerly Credit Suisse, Cayman Island branch) as administrative agent and others (the “Original Credit Agreement”), certain lenders (together the “Original Lenders”) have granted certain facilities to the Current Borrowers and certain other entities which may accede to the Original Credit Agreement as additional borrowers.

(B)	Pursuant to a senior secured note indenture dated 5 November 2009 between, inter alia, Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., and Reynolds Group Issuer (Luxembourg) S.A as issuers (the “Issuers”), certain affiliates of the Issuers listed in Part 3 of Schedule 2 as current senior secured note guarantors (the “Current Senior Secured Note Guarantors”) and The Bank of New York Mellon, as indenture trustee, principal paying agent, transfer agent, collateral agent and registrar, (as amended, varied, novated, supplemented, superseded or extended from time to time, the “Senior Secured Note Indenture”), the Issuers have issued senior secured notes due 2016 in the aggregate principal amount of USD 1,125,000,000 (the “US Secured Notes”) and senior secured notes due 2016 in the aggregate principal amount of EUR 450,000,000 (the “Euro Secured Notes” and together with the US Secured Notes the “Senior Secured Notes”) to certain noteholders.
(C)	Pursuant to the Original Credit Agreement and the Senior Secured Note Indenture the Pledgor has entered into the Account Pledge Agreement (as defined below).

(D)	Pursuant to an amendment No. 2 and incremental term loan assumption agreement relating to the Original Credit Agreement dated on or about the date of this Agreement between, inter alia, the Current Borrowers, the Current Guarantors, Credit Suisse AG, Cayman Island branch (formerly Credit Suisse, Cayman Island branch) as administrative agent and others (the “Amendment No. 2 and Incremental Term Loan Assumption Agreement”) the Original Credit Agreement has been amended (the “Amended Credit Agreement”) to, inter alia, increase the incremental term facilities from an amount of USD 400,000,000 to an amount of USD 1,550,000,000 (of which USD 800,000,000 were committed by certain incremental term lenders), extend the final maturity of the U.S. term loans made available thereunder to 5 May 2016 and to adjust the repayment schedule for the U.S. term loans (the “Amendments”).

(E)	It has been agreed in the Account Pledge Agreement (as defined below) that any reference in such Account Pledge Agreement (as defined below) to the “Credit Agreement” is a reference to the Original Credit Agreement as amended, varied, novated, supplemented, superseded or extended from time to time, including pursuant to the Amendment No.2 and Incremental Term Loan Assumption Agreement.

(F)	By executing the First Lien Intercreditor Agreement or an assignment and acceptance or additional bank secured party acknowledgement relating to the Original Credit Agreement Agreement each of the parties set out in Schedule 1 hereto has ratified and confirmed the declarations of the Collateral Agent made pursuant to clause 2.3 of the Account Pledge Agreement (as defined below). The Pledgor and the Current Pledgees confirm that thereby the parties listed in Schedule 1 hereto have become Pledgees (as defined in the relevant Account Pledge Agreement) under the Account Pledge Agreement (as defined below).
NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND LANGUAGE

1.1	Definitions

In this Agreement:

“Amended Security Agreement” means the Account Pledge Agreement as amended by this Agreement.

“Account Pledge Agreement” means the account pledge agreement dated 3 February 2010 entered into between SIG Asset Holdings Limited as pledgor Wilmington Trust (London) Limited as Collateral Agent and as pledgee and others as pledgees.
1.2	Construction

1.2.1	Any reference in this Agreement to a “Clause”, a “sub-Clause” or a “Schedule” shall, subject to any contrary indication, be construed as a reference to a Clause, a sub-Clause or a Schedule in this Agreement.

1.3	This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

1.4	This Agreement amends the Account Pledge Agreement on the terms set forth herein, and, for the purposes of interpretation, is hereby incorporated into the Account Pledge Agreement as of the date hereof and shall form a part thereof.

1.5	In this Agreement capitalised terms not otherwise defined herein shall have the meaning attributed thereto (including in the recitals) in the Account Pledge Agreement.

2.	CONFIRMATION AND AMENDMENTS

2.1	The Collateral Agent, the other Current Pledgees and the Pledgor hereby agree that
(a)	recital (A) of the Account Pledge Agreement shall be amended by replacing it in its entirety with the following wording:

“(A) Pursuant to a USD 1,155,000,000 and EUR 330,000,000 multi-currency term and revolving credit agreement dated 5 November 2009 (as amended by an amendment agreement dated 21 January 2010 and by the Amendment No. 2 and Incremental Assumption Agreement (as defined below)) between, inter alia, the parties listed in Part 1 of Schedule 2 hereto as current borrowers (the “Current

Borrowers”), the parties listed in Part 2 of Schedule 2 hereto as current guarantors (the “Current Guarantors”), Credit Suisse AG, Cayman Island branch (formerly Credit Suisse, Cayman Island branch) Credit Suisse AG, Cayman Island branch as administrative agent and others (as amended, varied, novated, supplemented, superseded or extended from time to time, the “Credit Agreement”), certain lenders (together the “Current Lenders”) have granted certain facilities to the Current Borrowers and certain other entities which may accede or may have acceded to the Credit Agreement as additional borrowers.”
(b)	Clause 1.1 of the Account Pledge Agreement shall be amended by
(i)	inserting the following new definitions at the appropriate place within the alphabetical order with the following wording:

““Amendment No.1 and Joinder Agreement” means the joinder agreement dated 21 January 2010 made among (amongst others) the Collateral Agent, The Bank of New York Mellon, Credit Suisse AG and Reynolds Group Holdings Limited pursuant to which the Collateral Agent was appointed as additional collateral agent and became a party to the First Lien Intercreditor Agreement.”; and

““Amendment No. 2 and Incremental Assumption Agreement” means the amendment and incremental assumption agreement dated on or about 4 May 2010 relating to the Credit Agreement between, inter alia, the Borrowers and the guarantors under the Credit Agreement as of such date, the Administrative Agent and others pursuant to which the Credit Agreement is amended to, inter alia, increase the incremental term facilities from an amount of USD 400,000,000 to an amount of USD 1,550,000,000 (of which USD 800,000,000 were committed by certain incremental term lenders), extend the final maturity of the U.S. term loans made available thereunder to 5 May 2016 and to adjust the repayment schedule for the U.S. term loans.”;
(ii)	replacing the number “400,000,000” with the number “1,550,000,000” in the definition of “Incremental Assumption Agreement” in each Account Pledge Agreement;

(iii)	adding the words “(including any Incremental Revolving Credit Lender and any Incremental Term Lender)” after the words “in the future” in the definition of “Lender” in each Account Pledge Agreement;

(iv)	adding the words “the Amendment No. 2 and Incremental Assumption Agreement,” after the first instance of the words “Credit Agreement, “ in the definition of “Loan Documents” in each Account Pledge Agreement; and

(v)	replacing the words “together with all costs” with the words “including with respect to all costs” in the definition of “Obligations” in the Account Pledge Agreement.
2.2	The Collateral Agent, the other Current Pledgees and the Pledgor hereby agree that any reference in the Account Pledge Agreement to the term “Obligations” shall be read and construed as reference to the Obligations as amended by this Agreement.

2.3	The Collateral Agent, the other Current Pledgees and the Pledgor hereby agree that the Account Pledge Agreement shall continue to secure the Obligations as amended by this Agreement.

2.4	The Collateral Agent, the other Current Pledgees and the Pledgor hereby confirm, in respect of the Account Pledge Agreement, that any reference therein to the term “Credit Agreement” shall be read and construed as a reference to the Original Credit Agreement as amended, varied, novated, supplemented, superseded or extended from time to time, including pursuant to the Amendment No.2 and Incremental Assumption Agreement.

2.5	The Collateral Agent, the other Current Pledgees and the Pledgor confirm that the obligations secured under the Account Pledge Agreement shall include the prompt and complete satisfaction of any and all Obligations (as defined in the Amended Security Agreement) (present and future, actual and contingent) which are (or are expressed to be) or become owing by the Grantors (or any of them) to the Secured Parties (or any of them) under or in connection with the Amended Credit Agreement and the other Credit Documents (as such term is defined in the Amended Security Agreement in accordance with Clause 2.1 above) (including, but not limited to, the Amendments).

3.	CONTINUITY AND FURTHER ASSURANCE

3.1	The Collateral Agent, the other Current Pledgees and the Pledgor confirm and agree that (i) save as amended by this Agreement, all provisions of the Account Pledge Agreement shall remain unchanged, (ii) the validity and effectiveness of the provisions of the Account Pledge Agreement shall remain unaffected by this Agreement, to the extent not amended by this Agreement (iii) the validity and effectiveness of the security interests created under the Account Pledge Agreement shall not be affected by this Agreement; and (iv) such security interests shall continue to secure the Obligations (as defined in the Amended Security Agreement).

3.2	The Pledgor shall, at the reasonable request of the Collateral Agent and at the Pledgor’s expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

3.3	In the event that German law requires, as a result of the increase of the incremental term facilities from an amount of USD 400,000,000 to an amount of USD 1,550,000,000 or otherwise, that new rights of pledge be granted in relation to the Accounts (as defined in the Account Pledge Agreement) in order to effectively secure the Obligations (as defined in the Account Pledge Agreement and as confirmed and amended by this Agreement), the Pledgor and the Current Pledgees agree that this Agreement shall be construed as the grant of such new rights of pledge and the Pledgor hereby pledges to each of the Current Pledgees and the Future Pledgees (as defined in the Account Pledge Agreement) the Accounts (as defined in the Account Pledge Agreement) pursuant to the terms and conditions (as these are confirmed and amended pursuant to this Agreement) of the Account Pledge Agreement to which it is a party and each Current Pledgee hereby accepts such pledge for itself in accordance with and subject to the terms and conditions of the Account Pledge Agreement and, in the case of the Collateral Agent, also as representative without power of attorney (Vertreter ohne Vertretungsmacht) for and on behalf of each Future Pledgee (as defined in the Account Pledge Agreement) in accordance with clause 2.3 thereof.

3.4	The Collateral Agent, the other Current Pledgees and the Pledgor agree that this Agreement shall constitute a “Security Document” for the purposes of the First Lien Intercreditor Agreement (and for no other purpose) and that each of the rights, privileges, immunities, indemnities, protections and benefits of the Collateral Agent set forth in the Amended Security Agreement are hereby incorporated by reference.

4.	NOTICE OF THE ACCOUNT PLEDGE

4.1	Subject to Clause 4.3 below the Pledgor undertakes that it will without undue delay, but not later than within twenty business days after the date of this Agreement, and, in relation to any Account (as defined in the Account Pledge Agreement) opened after the date of this Agreement, within ten business days after such new Account has been opened, notify each Account Bank (as defined in the Account Pledge Agreement) and any other relevant third party of the pledges by delivering a notification (i) substantially in the form set out in Part 1 of Schedule 3 (Form of Notice for Existing Bank Accounts) in case of Accounts existing at the date of this Agreement and (ii) substantially in the form set out in Part 2 of Schedule 3 (Form of Notice for New Bank Accounts) for any Account (as defined in the Account Pledge Agreement) opened after the date of this Agreement, in each case by registered mail (Einschreiben mit Rückschein). The Pledgor shall provide the Collateral Agent with a copy of each such notification and of the corresponding return receipt (Rückschein). In addition, the Pledgor shall use all reasonable efforts to procure that each Account Bank (as defined in the Account Pledge Agreement) promptly acknowledges receipt of the respective notification, and acceptance of the terms thereof, to the Collateral Agent (acting for and on behalf of the Pledgees (as defined in the Account Pledge Agreement)) and to the Pledgor.
For the avoidance of doubt, Schedule 3 (Form of Notice of Pledge) of the Account Pledge Agreement is hereby replaced by the Part 1 of Schedule 3 (Form of Notice for Existing Bank Accounts) and Part 2 of Schedule 3 (Form of Notice for New Bank Accounts) of this Agreement.
4.2	Without prejudice to the obligations imposed on the Pledgor in Clause 4.1 the Pledgor hereby authorises the Collateral Agent and releases it for this purpose from the restrictions of self-dealing under Section 181 of the German Civil Code to notify each Account Bank (as defined in the Account Pledge Agreement) and any other relevant third party on its behalf of this Agreement and the pledges constituted hereunder by delivering a notification substantially in the forms set out in Schedule 3 (Form of Notice of Pledge), or in such substantially similar form as the Collateral Agent (acting for and on behalf of the Pledgees (as defined in the Account Pledge Agreement)) deems appropriate, provided that the Collateral Agent may only make use of this authorisation if the Pledgor has not complied with the obligations imposed on the Pledgor in Clause 4.1 within 10 business days of being notified of such failure (with a copy of such notice being sent to Reynolds Group Holdings Limited) and being requested to comply or if an Enforcement Event (as defined in the Account Pledge Agreement) has occurred and is continuing.

4.3	The Pledgor shall not be under an obligation to comply with its obligation under Clause 4.1 above whilst an Enforcement Event (as defined in the Account Pledge Agreement) is not continuing if the Pledgor can prove to the Collateral Agent (acting on behalf of the Pledgees (as defined in the Account Pledge Agreement)) that notifying the relevant Account Bank of the pledges created hereunder would not be consistent with, whilst an Enforcement Event (as defined in the Account Pledge Agreement) is not continuing, the Pledgor retaining control over and the ability to freely use the balance of any such Account (as defined in the Account Pledge Agreement). The Collateral Agent will take instructions in accordance with the First Lien Intercreditor Agreement (as defined in the Account Pledge Agreement) whether or not to agree with the Pledgor’s analysis. For the avoidance of doubt, at the date of this Agreement the Pledgor agrees in relation to itself that notifying the Account Banks (as defined in the Account Pledge Agreement) of the pledges created hereunder is not inconsistent with the Pledgor retaining control over and the ability to freely use the balance of any Account (as defined in the relevant Account Pledge Agreement) existing at the date of this Agreement.

5.	PARTIAL INVALIDITY

If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The invalid, illegal, or unenforceable provision shall be deemed replaced with a valid, legal or enforceable provision which comes as close as possible to the original intent of the parties and the invalid, illegal or unenforceable provision. Should a gap (Regelungslücke) become evident in this Agreement, such gap shall, without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof, be deemed to be filled with such provision as comes as close as possible to the original intent of the parties.
6.	AMENDMENTS

Changes and amendments to this Agreement including this Clause 6 shall be made in writing except where notarisation is required.
7.	APPLICABLE LAW; JURISDICTION

7.1	This Agreement is governed by the laws of the Federal Republic of Germany.

7.2	The place of jurisdiction for any and all disputes arising under or in connection with this Agreement shall be the district court (Landgericht) in Frankfurt am Main. The Collateral Agent and the Pledgees (as defined in the Account Pledge Agreement), however, shall also be entitled to take action against the Pledgor in any other court of competent jurisdiction. Further, the taking of proceedings against the Pledgor in any one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

SCHEDULE 1
LIST OF FINANCIAL INSTITUTIONS
1776 CLO I, Ltd.
280 Funding I
ABS Loans 2007 Limited
ACE Tempest Life Reinsurance Limited
ACE Tempest Reinsurance Ltd.
Adfam Investment Company LLC
AIG Bank Loan Fund Ltd.
AIM Floating Rate Fund
Alpstar CLO I Public Ltd.
Altenberg Funding
American Hallmark Insurance Co of TX
AMMC CLO IV, Limited
AMMC CLO V, Limited
AMMC VII, Limited
Anchorage Crossover Credit Finance, Ltd.
Apostle Loomis Sayles Credit Opportunities Fund
Apostle Loomis Sayles Senior Loan Fund
Ares Enhanced Credit Opportunities Fund Ltd.
Ares Enhanced Loan Investment Strategy II, Ltd.
Ares Enhanced Loan Investment Strategy III, Ltd.
Ares Enhanced Loan Investment Strategy IR Ltd.

Ares European CLO II B.V.
Ares IIIR/IVR CLO Ltd.
Ares IIR CLO Ltd.
Ares Institutional Loan Fund B.V.
Ares Strategic Investment Partners Europe B.V.
Ares VIR CLO Ltd.
Ares VR CLO Ltd.
Ares X CLO Ltd.
Ares XI CLO Ltd.
Ares XII CLO Ltd.
Ariel Reinsurance Company Ltd.
Atrium III
Atrium IV
Australia and New Zealand Banking Group Limited
Avalon Capital Ltd. 3
Avoca CLO III PLC
Avoca CLO IX Ltd.
Babson Capital Loan Partners I LP
Babson CLO Ltd. 2004-I
Babson CLO Ltd. 2004-II
Babson CLO Ltd. 2005-I
Babson CLO Ltd. 2005-III
Babson CLO Ltd. 2006-I

Babson CLO Ltd. 2006-II
Babson CLO Ltd. 2007-I
Babson CLO Ltd. 2008-II
Babson Loan Opportunity CLO, Ltd.
Banco Nacional De Mexico, S.A., Integrante Del Grupo Financiero Banamex
Bank of America, N.A., Canada Branch
The Bank of new York Mellon
Barclays Bank PLC
Battalion CLO 2007-I, Ltd.
Beach Point Loan Master Fund, LP
Belhurst CLO Ltd.
Bell Atlantic Master Trust
Bill & Melinda Gates Foundation
BlackRock Debt Strategies Fund, Inc.
BlackRock Defined Opportunity Credit Trust
BlackRock Diversified Income Strategies Fund II, Inc.
BlackRock Diversified Income Strategies Fund, Inc.
BlackRock Floating Rate Income Strategies Fund II, Inc.
BlackRock Floating Rate Income Trust
BlackRock Floating Rate Income Trust
BlackRock Global Investment Series: Income Strategies Portfolio
BlackRock Senior Floating Rate Portfolio
BlackRock Senior High Income Fund, Inc.

BlackRock Senior Income Series
BlackRock Senior Income Series II
BlackRock Senior Income Series IV
BlackRock Senior Income Series V Limited
Blackstone Special Funding (Ireland)
BLT 18 LLC
BLT 2009 -1 Ltd.
Blue Shield of California
Bluebay COF Loan Investments S.A.
Bluebay High Income Loan Investments (Luxembourg) S.A.
Board of Pensions of the Evangelical Lutheran Church in America
Boeing Co. Employees Retirement Plans Master Trust
BOS International (Australia) Ltd.
Brentwood CLO, Ltd.
Bridgeport CLO II Ltd.
Bridgeport CLO Ltd.
Brigade Credit Fund II, Ltd.
Brown University
California Public Employees’ Retirement System
Carlyle Credit Partners Financing I
Carlyle High Yield Partners IX, Ltd.
Carlyle High Yield Partners VI Ltd.
Carlyle High Yield Partners VII Ltd.

Carlyle High Yield Partners VIII, Ltd.
Carlyle High Yield Partners X, Ltd.
Castle Garden Funding
Cent CDO 10 Limited
Cent CDO 12 Limited
Cent CDO 14 Limited
Cent CDO 15 Limited
Cent CDO XI Limited
Centaurus Loan Trust
Centurion CDO 8 Limited
Centurion CDO 9 Limited
Centurion CDO VII Limited
CFS Global Corporate Debt Fund
Champlain CLO, Ltd.
Champlain CLO, Ltd.
Chatham Light II CLO, Limited
Chelsea Park CLO Ltd.
Cheyne Credit Opportunities CDO 1 B.V.
CHGO Loan Funding Ltd.
CIM VI, L.L.C.
Citibank (China) Co., Ltd.
Citibank, N.A.
Citron Investment Corporation

Clear Lake CLO Ltd.
Clydesdale CLO 2004, Ltd.
Clydesdale CLO 2005, Ltd.
Clydesdale Strategic CLO I, Ltd.
College Retirement Equities Fund Bond Market Account
Columbus Park CDO Ltd.
ColumbusNova CLO IV, Ltd. 2007 II
Commingled Pension Trust Fund (High Yield) of JPMorgan Chase Bank, N.A.
Commonwealth International Fixed Interest Fund 6
Commonwealth of Pennsylvania State Employees’ Retirement System
Confluent 2 Limited
Cooperatieve Centrale Raiffeisen Boerenleenbank B.A.
Cratos CLO I Ltd.
Credit Suisse International
Credit Suisse Loan Funding LLC
Credit Suisse Syndicated Loan Fund
Credos Floating Rate Fund, L.P.
CSAM Funding I
CSAM Funding II
CSAM Funding IV
Cumberland II CLO Ltd.
Delaware Corporate Bond Fund, a series of Delaware Group Income Funds
Delaware Diversified Income Trust

Delaware Extended Duration Bond Fund, a series of Delaware Group Income Funds
Delaware Group Advisor Funds-Delaware Diversified Income
Delaware Group Government Funds — Delaware Core Plus Fund
Delaware Group Income Funds — Delaware Diversified Floating Rate Fund
Delaware Group Limited-Term Government Funds — Delaware Limited — Term Government Fund
Delaware VIP Trust — Delaware VIP Diversified Income Series
Delaware VIP Trust — Delaware VIP Limited Term Diversified Income Series
Deutsche Bank AG New York Branch
DFR Middle Market CLO
Diamond Lake CLO, Ltd.
Diversified Credit Portfolio Ltd.
Doral Money Inc
Dryden IX — Senior Loan Fund 2005 p.l.c.
Dryden VIII — Leveraged Loan CDO 2005
Dryden X — Euro CLO 2005 PLC
Dryden XI Leveraged Loan CDO 2006
Dryden XIV — Euro CLO 2006 p.l.c.
Dryden XV Euro CLO 2006 p.l.c.
Dryden XVI — Leveraged Loan CDO 2006
Dryden XXI Leveraged Loan CDO LLC
DWS Floating Rate Plus Fund
DWS Short Duration Plus Fund
DZ Bank AG Deutsche Zentralgenossenschaftsbank

Eaton Vance CDO X PLC
Eaton Vance Floating-Rate Income Trust
Eaton Vance Institutional Senior Loan Fund
Eaton Vance Medallion Floating-Rate Income Portfolio
Eaton Vance Senior Floating-Rate Trust
Eaton Vance Senior Income Trust
Eaton Vance VT Floating Rate Income Fund
Employers Insurance Company of Wausau
Fairway Loan Funding Company
Faraker Investment PTE Ltd.
FIA Card Services, N.A.
Fidelity Advisor Series I: Fidelity Advisor Floating Rate High Income Fund
Fifth Third Bank
FIRST 2004-II CLO Ltd.
First Trust/Four Corners Senior Floating Rate Income Fund
First Trust/Four Corners Senior Floating Rate Income Fund II
Flagship CLO V
Flagship CLO VI
Foothill CLO I Ltd.
Fore CLO Ltd.. 2007-1
Fortis Flexi III Senior Secured Bank Loan Fund Mogliano
Franklin CLO V, Ltd.
Franklin CLO VI, Limited

Franklin Floating Rate Daily Access Fund
Franklin Floating Rate Master Series
Franklin Templeton Lim. Duration Income Trust
Franklin Templeton Series II Funds — Franklin Floating Rate II Fund
Future Fund Board of Guardians
Galaxy V CLO, Ltd.
Galaxy VI CLO, Ltd.
Galaxy VII CLO, Ltd.
Galaxy VIII CLO, Ltd.
GE Capital Commercial Inc.
General Electric Pension Trust
Gillespie CLO PLC
Global Credit Return Fund NV
Global Loan Opportunity Fund B.V.
GMAM Group Pension Trust I
Golden Knight II CLO, Ltd.
Goldentree Asset Management LP AC Goldentree High Yield Master Fund Ltd. AC
Goldentree Capital Opportunities, LP
Goldentree Loan Opportunities III, Limited
Goldentree Loan Opportunities IV, Limited
Goldentree Loan Opportunities V, Limited
Goldman Sachs Asset Management CLO, Public Limited Company
Goldman Sachs Collective Trust High Yield Implementation Vehicle

Grand Central Asset Trust, ANC Series
Grand Central Asset Trust, Cameron I Series
Grayson & Co
Green Park CDO B.V.
Greenbriar CLO, Ltd.
GSO Co-Investment Partners, LLC
GSO Domestic Capital Funding LLC
GSO Royal Holdings CB LLC
Halcyon Loan Investors CLO I, Ltd.
Halcyon Loan Investors CLO II, Ltd.
Halcyon Structure Asset Management European CLO 2006-II B.V.
Halcyon Structured Asset Management CLO I Ltd.
Halcyon Structured Asset Management European CLO 2006-I B.V.
Halcyon Structured Asset Management European Long Secured/Short Unsecured CLO 2008 I B.V.
Halcyon Structured Asset Management Long Secured/Short Unsecured 2007-1 Ltd.
Halcyon Structured Asset Management Long Secured/Short Unsecured 2007-2 Ltd.
Halcyon Structured Asset Management Long Secured/Short Unsecured 2007-3 Ltd.
Halcyon Structured Asset Management Long Secured/Short Unsecured CLO 2006-I Ltd.
Harvest CLO II S.A.
Harvest CLO III PLC
Harvest CLO IV PLC
Harvest CLO V PLC
Highlander Euro CDO B.V.

Highlander Euro CDO III B.V.
Hillmark Funding Ltd.
Hiscox Insurance Company (Bermuda) Ltd
Hiscox Syndicate 33
Hudson Canyon Funding II, Ltd.
Hudson Canyon Funding II, Ltd.
Hyde Park CDO B.V.
IAM National Pension Fund
Illinois State Board of Investment
ING International (II) — Senior Bank Loans Euro
ING International (II) — Senior Bank Loans Euro
ING Investment Management CLO I, Ltd.
ING Investment Management CLO II, Ltd.
ING Investment Management CLO III, Ltd.
ING Investment Management CLO IV, Ltd.
ING Investment Management CLO V, Ltd.
ING Investment Trust Co. Plan for Employee Benefit Investment Funds — Senior Loan Fund
ING Investors Trust — Ing T. Rowe Price Capital Appreciation Portfolio
ING Prime Rate Trust
ING Senior Income Fund
Insight Investment Discretionary Funds ICVC UK Corporate All Maturities Bond Fund
Insight LDI Solutions plus PLC in respect of The Insight Loan
J.P. Morgan Leveraged Loans Master Fund L.P.

Jersey Street CLO, Ltd.
JHF II-Multi Sector Bond Fund
John Hancock Fund II Floating Rate Income Fund
John Hancock Funds II — Spectrum Income Fund
John Hancock Trust — Capital Appreciation Value Trust
John Hancock Trust — Spectrum Income Trust
JPMorgan Chase Retirement Plan
JPMorgan Core Plus Bond
JPMorgan High Yield Fund
Koniginstrasse I S.à r.l
Laurelin B.V.
Laurelin II B.V.
LeverageSource V, S.À R.L
Liberty Mutual Fire Insurance Company
Liberty Mutual Insurance Company
Libra Global Limited
LightPoint Pan-European CLO 2007-1 PLC
Limerock CLO I
Limerock CLO I
LLCP Loan Funding 2007
Loan Funding III (Delaware) LLC
Loan Funding IV LLC
Longhorn Credit Funding, LLC

Loomis Sayles Leveraged Senior Loan Fund Ltd.
Loomis Sayles Senior Loan Fund, LLC
Lord Abbett Investment Trust — Lord Abbett Floating Rate Fund
Lucent Technologies Inc. Master Pension Trust
MacKay Shields Core Plus Alpha Fund
MacKay Short Duration Alpha Fund
Macquarie Income Opportunities Fund
Macquarie Master Diversified Fixed Interest Fund
Madison Park Funding I, Ltd.
Madison Park Funding VI, Ltd.
Mainstay Floating Rate Fund, a series of Eclipse Funds Inc.
Mainstay VP Floating Rate Portfolio, aseries of Mainstay VP Series Fund, Inc.
Marathon CLO I Ltd.
Marathon CLO II Ltd.
Market Square CLO, Ltd.
Marlborough Street CLO, Ltd.
Master Senior Floating Rate Trust
Maxim Putnam High Yield Bond Portfolio of Maxim Putnam SeriesMaxim Putnam
Mayport CLO Ltd.
Meadows Foundation Incorporated
Mercator CLO 2 PLC
Mercator CLO I PLC
Mercator CLO III Limited

Met Investors Series Trust — Pioneer Strategic Income Portfolio
MetLife Bank, N.A.
Metropolitan Life Insurance Company
Missouri State Employees Retirement System
Mizuho Corporate Bank, Ltd.
Momentum Capital Fund, Ltd.
Morgan Stanley Investment Management Garda B.V.
Morgan Stanley Investment Management, Croton Ltd.
Morgan Stanley Prime Income Trust
MSIM Peconic Bay Ltd.
Mt. Wilson CLO II, Ltd.
Mt. Wilson CLO Ltd.
Muzinich & Co (Ireland) Limited for the account of Extrayield $ Loan Fund
NACM CLO I
Nantucket CLO I Ltd.
Nash Point CLO
Natixis COF I, LLC
Natixis Loomis Sayles Senior Loan Fund
Nautique Funding Ltd.
Nautique Funding Ltd.
Navigare Funding I CLO Ltd.
Navigare Funding II CLO, Ltd.
Navigare Funding III CLO, Ltd.

Navigator CDO 2005, Ltd.
Navigator CDO 2006, Ltd.
NCM GT 2008-1 LLC
NCRAM Loan Trust
NCRAM Senior Loan Trust 2005
Neptune Finance CCS, Ltd.
New York Life Insurance & Annuity Corp.
New York Life Insurance (Guaranteed Products)
New York Life Insurance Company, GP-Portable Alpha
Nexum Loan SICAV — Nordic Loan Fund II
Nexum Loans SICAV
Nomura Bond & Loan Fund
North Dakota State Investment Board
Northwoods Capital IV Limited
Northwoods Capital V, Limited
Northwoods Capital VI, Limited
Northwoods Capital VII, Limited
Northwoods Capital VIII Limited
Nuveen Diversified Dividend & Income Fund
Nuveen Floating Rate Income Fund
Nuveen Floating Rate Income Opportunity Fund
Nuveen Senior Income Fund
Nuveen Tax Advantaged Total Return Strategy Fund

Oak Hill Credit Opportunities Financing, Ltd.
Oak Hill Credit Partners III, Limited
Oak Hill Credit Partners IV, Limited
Oak Hill Credit Partners V, Limited
Oak Hill European Credit Partners I PLC
Oak Hill European Credit Partners II PLC
OCA Brigade Credit Fund, LLC
Ocean Trails CLO I
Ocean Trails CLO II
OHA Finlandia Credit Fund
OHA Park Avenue CLO I, Ltd.
Olympic Park Ltd.
Oppenheimer Master Loan Fund, LLC
Oppenheimer Senior Floating Rate Fund
Oppida Investments Ltd.
Optimum Trust — Optimum Fixed Income Fund
Oregon Public Employees Retirement Fund
Pacific Life Insurance Company
Penn Series Funds, Inc. — Flexibility Managed Fund
Phoenix Edge Series Fund: Phoenix Multi-Sector Short Term Bond Series
Phoneix Edge Series Fund: Phoenix Strategic Allocation Series
PIMCO Cayman Bank Loan Fund
PIMCO Loan Opportunities Fund I L.P.

PIMCO Loan Opportunities Fund I LP
Pioneer Diversified High Income Trust
Pioneer Floating Rate Fund
Pioneer Floating Rate Trust
Pioneer Global High Yield Fund
Pioneer High Yield Fund
Pioneer Strategic Income Fund
Pioneer Strategic Income VCT Portfolio
Portola CLO, Ltd.
PPM Monarch Bay Funding LLC
Principal Funds Inc — High Yield Fund I
Prudential Bank Loan Fund of the Prudential Trust Company Collective Trust
Putnam Floating Rate Income Fund
Putnam High Yield Advantage Fund
Putnam High Yield Trust
Putnam Variable Trust — PVT High Yield Fund
Qualcomm Global Trading, Inc.
Race Point III CLO
Race Point IV CLO, Ltd.
Red River CLO Ltd.
Regent’s Park CDO B.V.
Republic Loan Funding, Ltd.
Ridgeworth Funds — SEIX Floating Rate High Income Fund

Riverside Park CLO Ltd.
RiverSource Bond Series, Inc — Riversource Floating Rate Fund
RiverSource Institutional Leveraged Loan Fund II, L.P.
RiverSource Strategic Income Allocation Fund
RMF Euro CDO III PLC
RMF Euro CDO IV PLC
Rochdale Fixed Income Opportunities Portfolio
RS Floating Rate Fund
RS Strategic Income Fund
San Joaquin County Employees’ Retirement Association
Sapphire Valley CDO I, Ltd.
Saratoga CLO I Limited
Saratoga CLO I, Limited
Schiller Park CLO Ltd.
Sears Holdings Pension Plan
SEI Institutional Investment Trust — High Yield Bond Fund
SEI Institutional Investments Trust Enhanced Libor Opportunities Fund.
SEI Institutional Managed Trust — High Yield Bond Fund
Senior Debt Portfolio
Senior Loan Portfolio
Serves 2006-1, Ltd.
Southport CLO, Limited
SSS Funding II, LLC

St. James Park CDO B.V.
St. James River CLO Ltd.
State Retirement and Pension System of Maryland
Stellar Performer Global Series W — Global Credit
Stichting Depositary APG Fixed Income Credit Pool
Stichting Pensioenfonds Medische Specialisten
Stichting Pensioenfonds Voor Huisarten
Stone Harbor Global Funds PLC — Stone Harbor Leveraged Loan Portfolio
Stone Harbor LIBOR Plus Total Return Fund
Stone Harbor Sterling Core Plus Bond Fund
Stone Tower Credit Funding I Ltd.
Stoney Lane Funding I, Ltd.
Sumitomo Mitsui Banking Corp
Summit Lake CLO Ltd.
Sun Life Assurance Company of Canada (US)
SunAmerica Senior Floating Rate Fund, Inc.
Sunsuper Pooled Superannuation Trust
T. Rowe Price Capital Appreciation Fund
T. Rowe Price Institutional Common Trust Fund — T Rowe Price Capital Appreciation Trust
T. Rowe Price Institutional Floating Rate Fund
T. Rowe Price Institutional High Yield Fund
Tavitian Foundation, Inc.
TCW Credit Opportunities Fund I B, L.P.

TCW Credit Opportunities Fund, L.P.
TCW Senior Secured Floating Rate Loan Fund, L.P.
TCW Senior Secured Loan Fund, L.P.
Teachers Insurance and Annuity Association of America
Teachers Retirement System of Louisiana (Shenkman — BANK LOAN ACCOUNT)
Texas PrePaid Higher Education Tuition Board
TFP Royal Issuer, LLC
The Guardian Life Insurance Company of America
The President and Trustees of Williams College
TIAA-CREF Funds Bond Plus Fund
Titanium Trading Partners, LLC
Tribeca Park CLO Ltd.
Trustees of the University of Pennsylvania
Trustmark Insurance Company
U.A.I. (Luxembourg) Investment S.à r.l.
UBS (UK) Pension and Life Assurance Scheme
UMC Benefit Board, Inc.
United America Idemnity, Ltd.
Van Kampen Dynamic Credit Opportunities Fund
Van Kampen Senior Income Trust
Van Kampen Senior Loan Fund
Velocity CLO Ltd.
Vermont Pension Investment Committee

Veronica Atkins Marital Trust
Victoria Falls CLO, Ltd.
Virginia Retirement System
Virtus Multi-Sector Fixed Income Fund
Virtus Mult-Sector Short Term Bond Fund
Virtus Senior Floating Rate Fund
Vitesse CLO Ltd.
Wasatch CLO Ltd.
Waterfront CLO 2007-1, Ltd.
Wellington Trust Company, National Association Multiple Common Trust Funds Trust Opportunistic Fixed Income Allocation Portfolio
West Bend Mutual Insurance Company
Western Asset Floating Rate High Income Fund, LLC
Westpac Banking Corp
WG Horizons CLO I
Whitehorse III, Ltd.
Wilmington Trust (London) Limited
Wind River Reinsurance Company, Ltd.
Windmill CLO I Limited
Zodiac Fund Morgan Stanley US Senior Loan Fund

SCHEDULE 2
LIST OF CURRENT BORROWERS, CURRENT GUARANTORS, CURRENT SENIOR SECURED NOTE GUARANTORS
PART 1
THE CURRENT BORROWERS
SIG Euro Holding AG & Co. KGaA
Closure Systems International Holdings Inc.
Closure Systems International B.V.
SIG Austria Holding GmbH
Reynolds Consumer Products Holdings Inc.
Reynolds Group Holdings Inc.
PART 2
THE CURRENT GUARANTORS
SIG Austria Holding GmbH (Austria)
SIG Combibloc GmbH & Co KG (Austria)
SIG Combibloc GmbH (Austria)
SIG Beverages Brasil Ltda (Brazil)
SIG Combibloc do Brasil Ltda (Brazil)
Closure Systems International Americas Inc. (Brazil)
SIG Holdings (UK) Limited (England and Wales)
SIG Combibloc Limited (England and Wales)
SIG Euro Holding AG & Co. KGaA (Germany)
SIG Beverages Germany GmbH (Germany)
SIG Combibloc Holding GmbH (Germany)
SIG Vietnam Beteiligungs GmbH (Germany)

SIG Combibloc GmbH (Germany)
SIG Combibloc Systems GmbH (Germany)
SIG Combibloc Zerspanungstechnik GmbH (Germany)
SIG Information Technology GmbH (Germany)
SIG International Services GmbH (Germany)
SIG Asset Holdings Limited (Guernsey)
SIG Combibloc Ltd (Hong Kong)
Beverage Packaging Holdings (Luxembourg) I S.A. (Luxembourg)
Beverage Packaging Holdings (Luxembourg) III S.à r.l. (Luxembourg)
SIG Finance (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Group Holdings Limited (New Zealand)
SIG Combibloc Group AG (Switzerland)
SIG Finanz AG (Switzerland)
SIG Technology AG (Switzerland)
SIG allCap AG (Switzerland)
SIG Combibloc (Schweiz) AG (Switzerland)
SIG Schweizerische Industrie-Gesellschaft AG (Switzerland)
SIG Combibloc Procurement AG (Switzerland)
SIG Reinag AG (Switzerland)
SIG Combibloc Ltd. (Thailand)
SIG Holding USA Inc. (USA)
SIG Combibloc Inc. (USA)
Reynolds Group Holdings Inc. (USA)
Reynolds Group Issuer Inc. (USA)
Reynolds Group Issuer LLC (USA)

Closure Systems International (Brazil) Sistemas de Vedação Ltda (Brazil)
CSI Latin American Holdings Corporation (BVI)
Closure Systems International (Canada) Limited (Canada)
CSI Closure Systems Manufacturing de Centro America, S.R.L. (Costa Rica)
Closure Systems International (UK) Limited (England and Wales)
Reynolds Consumer Products (UK) Limited (England and Wales)
Reynolds Subco (UK) Limited (England and Wales)
Closure Systems International Holdings (Germany) GmbH (Germany)
Closure Systems International Deutschland GmbH (Germany)
Closure Systems International (Hong Kong) Limited (Hong Kong)
Closure Systems International Holdings (Hungary) Kft. (Hungary)
CSI Hungary Gyártó és Kereskedelmi Kft. (Hungary)
Closure Systems International Holdings (Japan) KK (Japan)
Closure Systems International Japan, Limited (Japan)
Closure Systems International (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Consumer Products (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Group Issuer (Luxembourg) S.A. (Luxembourg)
Bienes Industriales del Norte S.A. de C.V. (Mexico)
CSI en Ensenada, S. de R.L. de C.V. (Mexico)
CSI en Saltillo, S. de R.L. de C.V. (Mexico)
CSI Tecniservicio, S. de R.L. de C.V. (Mexico)
Grupo CSI de Mexico, S. de R.L. de C.V. (Mexico)
Tecnicos de Tapas Innovativas S.A. de C.V. (Mexico)
Closure Systems International B.V. (The Netherlands)
Reynolds Consumer Products International B.V. (The Netherlands)

Closure Systems International Holdings Inc. (Delaware, USA)
Closure Systems International Inc. (Delaware, USA)
Reynolds Packaging Machinery Inc. (Delaware, USA)
Closure Systems Mexico Holdings LLC (Delaware, USA)
CSI Mexico LLC (Delaware, USA)
Southern Plastics, Inc. (Louisiana, USA)
CSI Sales & Technical Services Inc. (Delaware, USA)
Reynolds Consumer Products Holdings Inc. (Delaware, USA)
Bakers Choice Products, Inc. (Delaware, USA)
Reynolds Consumer Products Inc. (Delaware, USA)
Reynolds Foil Inc. (Delaware, USA)
Reynolds Services Inc. (Delaware, USA)
PART 3
THE CURRENT SENIOR SECURED NOTE GUARANTORS
SIG Austria Holding GmbH (Austria)
SIG Combibloc GmbH & Co KG (Austria)
SIG Combibloc GmbH (Austria)
SIG Beverages Brasil Ltda (Brazil)
SIG Combibloc do Brasil Ltda (Brazil)
SIG Holdings (UK) Limited (England and Wales)
SIG Combibloc Limited (England and Wales)
SIG Euro Holding AG & Co. KGaA (Germany)

SIG Beverages Germany GmbH (Germany)
SIG Combibloc Holding GmbH (Germany)
SIG Vietnam Beteiligungs GmbH (Germany)
SIG Combibloc GmbH (Germany)
SIG Combibloc Systems GmbH (Germany)
SIG Combibloc Zerspanungstechnik GmbH (Germany)
SIG Information Technology GmbH (Germany)
SIG International Services GmbH (Germany)
SIG Asset Holdings Limited (Guernsey)
SIG Combibloc Ltd (Hong Kong)
Beverage Packaging Holdings (Luxembourg) I S.A. (Luxembourg)
Beverage Packaging Holdings (Luxembourg) III S.à r.l. (Luxembourg)
SIG Finance (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Group Holdings Limited (New Zealand)
SIG Combibloc Group AG (Switzerland)
SIG Finanz AG (Switzerland)
SIG Technology AG (Switzerland)
SIG allCap AG (Switzerland)
SIG Combibloc (Schweiz) AG (Switzerland)
SIG Schweizerische Industrie-Gesellschaft AG (Switzerland)
SIG Combibloc Procurement AG (Switzerland)
SIG Reinag AG (Switzerland)
SIG Combibloc Ltd. (Thailand)
SIG Holding USA Inc. (USA)
SIG Combibloc Inc. (USA)

Reynolds Group Holdings Inc. (USA)
Reynolds Group Issuer Inc. (USA)
Reynolds Group Issuer LLC (USA)
Closure Systems International Americas Inc. (Brazil)
Closure Systems International (Brazil) Sistemas de Vedação Ltda (Brazil)
CSI Latin American Holdings Corporation (BVI)
Closure Systems International (Canada) Limited (Canada)
CSI Closure Systems Manufacturing de Centro America, S.R.L. (Costa Rica)
Closure Systems International (UK) Limited (England and Wales)
Reynolds Consumer Products (UK) Limited (England and Wales)
Reynolds Subco (UK) Limited (England and Wales)
Closure Systems International Holdings (Germany) GmbH (Germany)
Closure Systems International Deutschland GmbH (Germany)
Closure Systems International (Hong Kong) Limited (Hong Kong)
Closure Systems International Holdings (Hungary) Kft. (Hungary)
CSI Hungary Gyártó és Kereskedelmi Kft. (Hungary)
Closure Systems International Holdings (Japan) KK (Japan)
Closure Systems International Japan, Limited (Japan)
Closure Systems International (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Consumer Products (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Group Issuer (Luxembourg) S.A. (Luxembourg)
Bienes Industriales del Norte S.A. de C.V. (Mexico)
CSI en Ensenada, S. de R.L. de C.V. (Mexico)
CSI en Saltillo, S. de R.L. de C.V. (Mexico)
CSI Tecniservicio, S. de R.L. de C.V. (Mexico)

Grupo CSI de Mexico, S. de R.L. de C.V. (Mexico)
Tecnicos de Tapas Innovativas S.A. de C.V. (Mexico)
Closure Systems International B.V. (The Netherlands)
Reynolds Consumer Products International B.V. (The Netherlands)
Closure Systems International Holdings Inc. (Delaware, USA)
Closure Systems International Inc. (Delaware, USA)
Reynolds Packaging Machinery Inc. (Delaware, USA)
Closure Systems Mexico Holdings LLC (Delaware, USA)
CSI Mexico LLC (Delaware, USA)
Southern Plastics, Inc. (Louisiana, USA)
CSI Sales & Technical Services Inc. (Delaware, USA)
Reynolds Consumer Products Holdings Inc. (Delaware, USA)
Bakers Choice Products, Inc. (Delaware, USA)
Reynolds Consumer Products Inc. (Delaware, USA)
Reynolds Foil Inc. (Delaware, USA)
Reynolds Services Inc. (Delaware, USA)

SCHEDULE 3
FORM OF NOTICE
PART 1
FORM OF NOTICE FOR EXISTING BANK ACCOUNTS
[Letterhead of Pledgor]

Absender/From: [Pledgor]

An/To: [Account Bank]

Datum/Date: [•]

Verpfändungsanzeige	Notice of Pledge

Betrifft: Konto Nr. [•]	Re: Account No. [•]

Sehr geehrte Damen und Herren,	Dear Sirs,

wie Ihnen bekannt ist, haben wir gemäß eines Kontenverpfändungsvertrags vom [•] (der “ Kontenverpfändungsvertrag”) alle Ansprüche einschließlich Zinsen aus den bei Ihnen geführten Konten (inklusive aller Unterkonten, etwaigen Neueröffnungen, Verlängerungen, Umbenennungen und Festgeldkonten davon) zu Gunsten [Collateral Agent] (“Sicherheitentreuhänder”) und anderen (zusammen die “Pfandgläubiger”) verpfändet. Die Verpfändung umfasst alle Arten von Kontoguthaben sowie alle daraus zeitanteilig anfallenden Zinsen. Eine Kopie des Erstrangigen Kontenverpfändungsvertrages hatten wir unserem Schreiben beigefügt.
As you are aware, by an account pledge agreement dated [•] (the “Account Pledge Agreement”) we have pledged in favour of [Collateral Agent] (the “Collateral Agent”) and others all of our right, title and interest in and to the above account (which shall include all sub-accounts, renewals, replacements, redesignations and related fixed deposit accounts thereof) and all monies and interest from time to time standing or accruing to the credit thereof. A copy of the Account Pledge Agreement was attached thereto.

Hiermit teilen wir Ihnen mit, dass durch einen Bestätigungs- und Ergänzungsvertrag zum Kontenverpfändungsvertrag vom 2010 (der “Bestätigungs- und Ergänzungsvertrag”) der	We hereby give you notice that pursuant to a confirmation and amendment agreement relating to the Account Pledge Agreement dated [•] 2010 (the “Confirmation and Amendment Agreement”), the Account

Kontenverpfändungsvertrag dahingehend bestätigt und ergänzt wurde, dass, unter anderem, auch die Erhöhung bestehender Kreditlinien umfasst wird, die bereits durch den Kontenverpfändungsvertrag besichert sind. Eine Kopie des Bestätigungs- und Ergänzungsvertrags ist diesem Schreiben beigefügt.
Pledge Agreement has been confirmed and amended to the effect that, inter alia, it also secures the increase of existing facilities which are already secured by the Account Pledge Agreement. A copy of the Confirmation and Amendment Agreement is attached hereto.

Solange Sie als kontoführende Bank keine gegenteilige Nachricht vom Sicherheitentreuhänder erhalten, sind wir ermächtigt, über die Konten und insbesondere die Kontenguthaben zu verfügen. Im Fall des Erhalts einer entsprechenden Nachricht sind Sie als kontoführende Bank gehalten, keinerlei Verfügungen unsererseits über die Konten und die Kontenguthaben mehr zuzulassen.
Until notice to the contrary from the Collateral Agent to be served on you as account bank, we may continue to operate the Accounts and in particular may dispose over the amounts standing to the credit thereof. Upon receipt of such aforesaid notice to the contrary, you as account bank shall not allow any dispositions by us of the Accounts and of the amounts standing to the credit thereof.

Wir verzichten hiermit in Bezug auf alle bei Ihnen geführten Konten zu Gunsten der Pfandgläubiger auf unser Recht auf Vertraulichkeit (Bankgeheimnis) und beauftragen und ermächtigen Sie hiermit, nachdem Sie die o.g Nachricht vom Sicherheitentreuhänder erhalten haben, dem Sicherheitentreuhänder auf sein Verlangen jede gewünschte Information im Hinblick auf solche Konten zu geben.
We herewith waive all rights of confidentiality (Bankgeheimnis) in relation to all accounts held with you for the benefit of the Pledgees. If you have received the above notice from the Collateral Agent we hereby instruct and authorise you to provide the Collateral Agent with any information requested by it in respect of such accounts.

Diese Verpfändungsanzeige unterliegt deutschem Recht.	This notice of pledge shall be construed in accordance with German law.

In Zweifelsfällen gilt die deutsche Fassung dieser Verpfändungsanzeige.	In cases of doubt the German version of this notice of pledge shall prevail.

Wir bitten Sie, die dieser Verpfändungsanzeige beigefügte Empfangsbestätigung als Zeichen Ihres Einverständnisses mit den hierin und in der Empfangsbestätigung genannten Bestimmungen unterzeichnet sowohl an uns als auch an den
Please sign the enclosed Acknowledgement of Notice of Pledge in order to acknowledge receipt of this notice and your agreement to the terms set out herein and in the enclosed Acknowledgement and return the same to us

Sicherheitentreuhänder (für die Pfandgläubiger) zu senden. Die Adresse des Sicherheitentreuhänders ist die folgende:	and to the Collateral Agent (for and on behalf of the Pledgees). The address of the Collateral Agent is the following:
[name and address of Collateral Agent].

Mit freundlichen Grüßen	Yours faithfully
[Pledgor]

(Geschäftsführer/Managing Director)

[Letterhead of Account Bank]

Absender/From: [Account Bank]

An/ To: [Collateral	Agent]
und/and
[Pledgor]

Datum/ Date: [•]

Bestätigung des Empfangs einer Verpfändungsanzeige	Acknowledgement of Notice of Pledge

Betrifft: Konto Nr. [•]	Re: Account No. [•]

Sehr geehrte Damen und Herren,	Dear Sirs,

Wir bestätigen hiermit den Erhalt der Verpfändungsanzeige vom [Datum] sowie der Kopie des Kontoverpfändungsvertrags vom [•] und unser Einverständnis mit den darin enthaltenen Bestimmungen.	We hereby acknowledge receipt of the notice of pledge dated [date] and of a copy of the account pledge agreement dated [•] and confirm our agreement with the terms set out therein.

Wir versichern, dass wir keine Verpfändungsanzeige bzgl. der verpfändeten Konten erhalten haben außer der Verpfändungsanzeige zu Ihren Gunsten vom [•] und uns mit Ausnahme unseres AGB-Pfandrechts keine Rechte Dritter an den verpfändeten Konten bekannt sind.
We confirm that we have neither received any previous notice of pledge relating to the pledged accounts (other than the notice of the pledge for your benefit dated [•] nor are we aware of any third party rights in relation to the accounts except for the right of pledge arising pursuant to our general business conditions.

Wir verpflichten uns hiermit, sowohl im eigenen Namen als auch für unsere jeweiligen Rechtsnachfolger, die in der obengenannten Verpfändungsanzeige enthaltenen Bestimmungen und Anweisungen zu befolgen.
We hereby confirm on behalf of ourselves and our legal successors in title that we will act in accordance with the terms and instructions set out in the notice of pledge referred to above.

Wir verzichten hiermit unwiderruflich und bedingungslos auf jegliche Aufrechnungs- und Zurückbehaltungsrechte bzgl. der Konten, wobei es unser Verständnis ist, dass Saldierungen bei	We hereby irrevocably and unconditionally waive our rights in respect of and agree not to make any set-off from the Accounts or invoke any rights of retention in relation to

Kontokorrentkonten weiterhin vorgenommen und Kontoführungsgebühren und retournierte Schecks den Konten weiterhin ohne Einschränkung belastet werden dürfen.	the Accounts; it being understood that the balancing of current accounts shall be permitted and that account-keeping fees and returned cheques may furthermore be debited without restriction.

Des Weiteren erklären wir hiermit, dass wir das aufgrund unserer Allgemeinen Geschäftsbedingungen an den Konten bestehende Pfandrecht aufgeben.	We hereby release the pledge granted in our favour in respect of the Accounts pursuant to our General Business Conditions.

Dieses Schreiben unterliegt deutschem Recht.	This letter shall be construed in accordance with German law.

In Zweifelsfällen gilt die deutsche Fassung dieses Schreibens.	In cases of doubt the German version of this letter shall prevail.

Mit freundlichen Grüßen	Yours faithfully

[Account Bank] ([Name des Unterzeichners/name of signatory])
PART 2
FORM OF NOTICE FOR NEW BANK ACCOUNTS
[Letterhead of Pledgor]

Absender/From: [Pledgor]

An/To: [Account Bank]

Datum/Date: [•]

Verpfändungsanzeige	Notice of Pledge

Betrifft: Konto Nr. [•]	Re: Account No. [•]

Sehr geehrte Damen und Herren,	Dear Sirs,

Hiermit zeigen wir Ihnen an, dass wir gemäß Ziffer 2.1 des hier in Kopie beigefügten Kontenverpfändungsvertrags vom [•] (der “Kontenverpfändungsvertrag”), sowie gemäß Ziffer 3.3.1 des hier in Kopie beigefügten Bestätigungs- und Änderungsvertrags zum Kontenverpfändungsvertrag vom [•] alle Rechte und Ansprüche bezüglich des o. g. Kontos und aller sonstigen bei Ihnen geführten Konten (die “Konten”) (inklusive aller Unterkonten, etwaiger Neueröffnungen, Verlängerungen, Umbenennung und Festgeldkonten) zu Gunsten von [Collateral Agent] (der “Sicherheitentreuhänder”) und anderen (zusammen die “Pfandgläubiger”) verpfändet haben.
We hereby give you notice that pursuant to Clause 2.1 of an account pledge agreement dated [•] (the “Account Pledge Agreement”), a copy of which is attached hereto and pursuant to Clause 3.3.1 of a confirmation and amendment agreement relating to the Account Pledge Agreement, we have pledged in favour of [Collateral Agent] (the “Collateral Agent”) and others (together the “Pledgees”) all of our rights and claims in respect of the above account and all other accounts maintained with you from time to time (the “Accounts”) (including all sub-accounts thereof, renewals, replacements, redesignations and related fixed deposit accounts thereof).

Die Verpfändung umfasst insbesondere alle Ansprüche auf gegenwärtige und zukünftige Guthaben (einschließlich Spareinlagen, Termineinlagen, Festgeldeinlagen und Tagesgeldeinlagen) und positive Salden sowie alle darauf anfallenden Zinsen.
The pledges comprise in particular all claims to present and future cash deposits (including saving deposits, time deposits, fixed deposits and call money deposits) and credit balances and all claims to interest payable in relation thereto.

Solange Sie als kontoführende Bank keine gegenteilige Nachricht vom Sicherheitentreuhänder erhalten, sind wir ermächtigt, über die Konten und insbesondere die Kontenguthaben zu verfügen. Im Fall des Erhalts einer entsprechenden Nachricht sind Sie als kontoführende Bank gehalten, keinerlei Verfügungen unsererseits über die Konten und die Kontenguthaben mehr
Until notice to the contrary from the Collateral Agent to be served on you as account bank, we may continue to operate the Accounts and in particular may dispose over the amounts standing to the credit thereof. Upon receipt of such aforesaid notice to the contrary, you as account bank shall not allow any dispositions by us of the Accounts and of the amounts standing to the

zuzulassen.	credit thereof.

Wir verzichten hiermit in bezug auf alle bei Ihnen geführten Konten zu Gunsten der Pfandgläubiger auf unser Recht auf Vertraulichkeit (Bankgeheimnis) und beauftragen und ermächtigen Sie hiermit, nachdem Sie die o.g Nachricht vom Sicherheitentreuhänder erhalten haben, dem Sicherheitentreuhänder auf sein Verlangen jede gewünschte Information im Hinblick auf solche Konten zu geben.
We herewith waive all rights of confidentiality (Bankgeheimnis) in relation to all accounts held with you for the benefit of the Pledgees. If you have received the above notice from the Collateral Agent we hereby instruct and authorise you to provide the Collateral Agent with any information requested by it in respect of such accounts.

Diese Verpfändungsanzeige unterliegt deutschem Recht.	This notice of pledge shall be construed in accordance with German law.

In Zweifelsfällen gilt die deutsche Fassung dieser Verpfändungsanzeige.	In cases of doubt the German version of this notice of pledge shall prevail.

Wir bitten Sie, die dieser Verpfändungsanzeige beigefügte Empfangsbestätigung als Zeichen Ihres Einverständnisses mit den hierin und in der Empfangsbestätigung genannten Bestimmungen unterzeichnet sowohl an uns als auch an den Sicherheitentreuhänder (für die Pfandgläubiger) zu senden. Die Adresse des Sicherheitentreuhänders ist die folgende:
Please sign the enclosed Acknowledgement of Notice of Pledge in order to acknowledge receipt of this notice and your agreement to the terms set out herein and in the enclosed Acknowledgement and return the same to us and to the Collateral Agent (for and on behalf of the Pledgees). The address of the Collateral Agent is the following:

[name and address of Collateral Agent].

Mit freundlichen Grüßen	Yours faithfully

[Pledgor]

(Geschäftsführer/Managing Director)

[Letterhead of Account Bank]

Absender/From: [Account Bank]

An/ To: [Collateral Agent]
und/and
[Pledgor]

Datum/ Date: [•]

Bestätigung des Empfangs einer Verpfändungsanzeige	Acknowledgement of Notice of Pledge

Betrifft: Konto Nr. [•]	Re: Account No. [•]

Sehr geehrte Damen und Herren,	Dear Sirs,

Wir bestätigen hiermit den Erhalt der Verpfändungsanzeige vom [Datum] sowie der Kopie des Kontoverpfändungsvertrags vom [•] und unser Einverständnis mit den darin enthaltenen Bestimmungen.	We hereby acknowledge receipt of the notice of pledge dated [date] and of a copy of the account pledge agreement dated [•] and confirm our agreement with the terms set out therein.

Wir versichern, dass wir keine Verpfändungsanzeige bzgl. der verpfändeten Konten erhalten haben und uns mit Ausnahme unseres AGB-Pfandrechts keine Rechte Dritter an den verpfändeten Konten bekannt sind.
We confirm that we have neither received any previous notice of pledge relating to the pledged accounts nor are we aware of any third party rights in relation to the accounts except for the right of pledge arising pursuant to our general business conditions.

Wir verpflichten uns hiermit, sowohl im eigenen Namen als auch für unsere jeweiligen Rechtsnachfolger, die in der obengenannten Verpfändungsanzeige enthaltenen Bestimmungen und Anweisungen zu befolgen.
We hereby confirm on behalf of ourselves and our legal successors in title that we will act in accordance with the terms and instructions set out in the notice of pledge referred to above.

Wir verzichten hiermit unwiderruflich und bedingungslos auf jegliche Aufrechnungs- und Zurückbehaltungsrechte bzgl. der Konten, wobei es unser Verständnis ist, dass Saldierungen bei Kontokorrentkonten	We hereby irrevocably and unconditionally waive our rights in respect of and agree not to make any set-off from the Accounts or invoke any rights of retention in relation to

weiterhin vorgenommen und Kontoführungsgebühren und retournierte Schecks den Konten weiterhin ohne Einschränkung belastet werden dürfen.	the Accounts; it being understood that the balancing of current accounts shall be permitted and that account-keeping fees and returned cheques may furthermore be debited without restriction.

Des Weiteren erklären wir hiermit, dass wir das aufgrund unserer Allgemeinen Geschäftsbedingungen an den Konten bestehende Pfandrecht aufgeben.	We hereby release the pledge granted in our favour in respect of the Accounts pursuant to our General Business Conditions.

Dieses Schreiben unterliegt deutschem Recht.	This letter shall be construed in accordance with German law.

In Zweifelsfällen gilt die deutsche Fassung dieses Schreibens.	In cases of doubt the German version of this letter shall prevail.

Mit freundlichen Grüßen	Yours faithfully
[Account Bank]
([Name des Unterzeichners/name of signatory])

SIGNATURE PAGE
THIS AGREEMENT has been entered into on the date stated at the beginning by:
The Plegor
SIG Asset Holdings Limited

By:	/s/ Chiara Brophy		By:	/s/ Pru Wyllie
	Name:	Chiara Brophy		Name:	Pru Wyllie
	Title:	Authorised Signatory		Title:	Authorised Signatory
The Collateral Agent
Wilmington Trust (London) Limited
On its own behalf and on behalf of the parties listed in Schedule 1 hereto under a power of attorney

By:	/s/ Elaine Lockhart		By:
	Name:	Elaine Lockhart		Name:
	Title:	Relationship Manager		Title:
\